EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2013 except with respect to our opinion on Schedule I, as to which the date is September 10, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of UIL Holdings Corporation, which appears in UIL Holdings Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 2012.

PricewaterhouseCoopers LLP
December 18, 2013